Retrophin, Inc.
777 Third Avenue, 22nd Floor
New York, NY 10017

Ladies and Gentlemen:

Each of the undersigned (each, an “Investor”) hereby confirms its agreement with you as follows:

1.           This Note Purchase Agreement (the “Agreement” or “Note Purchase Agreement”) is made as of May 29, 2014 between Retrophin, Inc., a Delaware corporation (the “Company”), and the Investor listed on the signature pages hereto.

2.           The Company is proposing, subject to the terms and conditions set forth in this Agreement, to issue and sell to certain investors (the “Offering”) up to $46,000,000 aggregate principal amount of its senior convertible notes due 2019 (the “Notes”), which are convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Conversion Shares” and, together with the Notes, the “Securities”).  The Company reserves the right to increase or decrease the aggregate principal amount of the Notes.  The Securities are being offered to persons who are accredited investors within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and/or Qualified Institutional Buyers, or QIBs, as defined in Rule 144A under the Securities Act, pursuant to a private placement under Section 4(a)(2) of the Securities Act.

3.           The Securities shall have the terms described in the private placement memorandum, as amended, dated May 28, 2014, relating to the offering of the Securities (as may be supplemented or updated on or prior to Closing, the “Private Placement Memorandum”), and in the final term sheet as attached hereto as Exhibit A.

4.           The Company and the Investor agree that, upon the terms and subject to the conditions set forth herein, the Investor will purchase from the Company, and the Company will issue and sell to the Investor, up to the aggregate principal amount of Notes set forth below on the Investor’s signature page for the aggregate purchase price set forth below on such Investor’s signature page; provided that if the Company sells and the Investor buys an aggregate principal amount of Notes less than the amount set forth on such Investor’s signature page below, the aggregate purchase price of such Notes will be reduced proportionately.  The Notes shall be purchased pursuant to the Terms and Conditions for Purchase of Notes attached hereto as Annex A and incorporated herein by reference as if fully set forth herein.  The Notes purchased by the Investor, if the investor is a QIB, will be delivered by electronic book-entry through the facilities of The Depository Trust Company (“DTC”), to an account specified by the Investor set forth below and will be released by U.S. Bank National Association (the “Trustee”), at the written request of the Company, to such Investor at the Closing (as defined below).  If the Investor is an accredited investor, it will receive certificated Notes.

Aggregate Principal Amount of Notes the Investor Agrees to Purchase: $___________.

Aggregate Purchase Price of such Notes: $______________.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:	Name of Investor: ________________________

RETROPHIN, INC., a Delaware corporation

By: ________________________ Name: Title:
By: __________________________________
Print Name: ____________________________
Title: _________________________________
Address: ______________________________

Tax ID No.: ____________________________
Contact Name: __________________________
Telephone: ____________________________
Email Address: _________________________

Name in which electronic book-entry should be made (if applicable):

_____________________________________
DTC Account: _________________________

Address to which certificated notes should be sent (if different from above):

Signature Page to Retrophin Note Purchase Agreement

INSTRUCTION SHEET FOR INVESTOR

(to be read in conjunction with the entire Note Purchase Agreement)

Complete the following items in the Note Purchase Agreement:

1.           Provide the information regarding the Investor requested on pages 1 and 2.  The Agreement must be executed by an individual authorized to bind the Investor.

2.           If the Investor is purchasing Notes for more than one investor account, it may either (i) complete a separate Note Purchase Agreement for each such account, in which case a separate wire transfer (or other acceptable forms of payment) must be made by or on behalf of such account for the Notes it will purchase and a separate delivery of Notes will be made to each account, or (ii) complete a single Note Purchase Agreement for all such accounts, in which case only one wire transfer (or other acceptable forms of payment) need be made for the Notes to be purchased for all such accounts, but all such Notes will be delivered to a single account specified by the Investor.

3.           Return the signed Note Purchase Agreement to:

Barclays Capital Inc.
745 Seventh Avenue
New York, New York, 10017
Attention:  Derek Caracciola
Tel:  212-528-1024
Fax:  917-265-0031
Email:  derek.caracciola@barclays.com

4.           Please note that all wire transfers must be sent to the account specified in Section 3.4 on Annex A to this Note Purchase Agreement.

An executed original Note Purchase Agreement or a facsimile transmission (or other electronic transmission) thereof must be received by 10:00 A.M.  New York time on  May 30, 2014.  Investors who send a facsimile transmission (or other electronic transmission) prior to such deadline must also submit an original via courier as soon thereafter as practicable.

ANNEX A TO THE NOTE PURCHASE AGREEMENT

TERMS AND CONDITIONS FOR PURCHASE OF NOTES

1.
Authorization and Sale of Notes.  The Company is proposing, subject to the terms and conditions set forth in this Agreement, to sell up to $46,000,000 aggregate principal amount of the Notes.  The Company reserves the right to increase or decrease this amount.

2.	Agreement to Sell and Purchase the Notes; Placement Agents.

2.1
Upon the terms and subject to the conditions hereinafter set forth, at the Closing (as defined in Section 3), the Company will sell to the Investor, and the Investor will purchase from the Company, up to the aggregate principal amount of Notes set forth on such Investor’s signature page hereto at the purchase price set forth on such signature page; provided that, if the Company sells and the Investor buys an amount of Notes less than the aggregate principal amount set forth on the Investor’s signature page hereto, the aggregate purchase price of such Notes will be reduced proportionately.

2.2
The Company intends to enter into agreements substantially similar to this Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Notes to them.  (The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors”, and this Agreement and the note purchase agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements”.)

2.3
The Investor acknowledges that the Company intends to pay Barclays Capital Inc. and Nomura Securities International, Inc. (the “Placement Agents”) a fee in respect of the sale of Notes to the Investors.

3.	Closings and Delivery of Notes and Funds.

3.1
The completion of the purchase and sale of the Notes (the “Closing”) shall occur on May 30, 2014 (the “Closing Date”), which shall be substantially concurrent with the closing of the acquisition (the “Acquisition”) by the Company of the exclusive rights to sell Thiola® in the United States pursuant to the Trademark License & Supply Agreement between the Company and Mission Pharmacal Company, to be executed on or about May 28, 2014.  At the Closing, (i) the Company shall cause the Trustee to deliver the Accepted Notes (as defined below) to each Investor or to the Trustee as custodian for DTC by causing DTC to credit such Investor’s Accepted Notes to the DTC account specified by such Investor or by delivering certificated Notes, and (ii) the aggregate purchase price for each Investor’s Accepted Notes shall be delivered by or on behalf of such Investor to the Company by wire transfer of immediately available funds.

Annex A-1

3.2
If the Company accepts an Investor’s offer to buy Notes in whole or in part, the Placement Agents shall notify the Investor by telephone, at the telephone number provided on such Investor’s signature page hereto, of the interest rate, the conversion ratio and the principal amount of the Notes (the “Accepted Notes”) that the Company shall sell to such Investor, and such Investor shall buy, subject to such Investor’s acceptance of such principal amount, interest rate and conversion ratio.

3.3
The Investor’s obligation to purchase any Accepted Notes shall be subject to the following conditions:  (i) the representations and warranties of the Company set forth herein shall be true and correct as of the Closing Date in all material respects (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date in all material respects), (ii) the fulfillment in all material respects of those undertakings of the Company in this Agreement to be fulfilled on or prior to the Closing Date, (iii) the Investor shall have received (a) a legal opinion of the Company’s U.S. counsel, dated as of the Closing Date, substantially in the form of Exhibit B, executed by such counsel and addressed to the Investor, and (b) such other documents as such Investor shall have reasonably requested in connection with its purchase of its Accepted Notes, (iv) all conditions precedent for the closing of the Acquisition shall have been satisfied or waived, other than as related to payment, (v) the shares issuable upon conversion of the Notes shall have been approved for listing on the Nasdaq Global Market, subject to notice of issuance (vi) the Investor shall have received a draft of the Indenture governing the Notes, and such Investor’s note, both of which shall accurately reflect the terms described in the private placement memorandum, (vii) the Company shall have received commitments from Investors for at least $30 million in aggregate principal amount of Notes, and (viii) trading in the Company’s common stock shall not have been suspended on the Nasdaq Global Market.

3.4
Once the conditions to the Closing set forth in Section 3.3 are satisfied, each Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for such Accepted Notes to the following account designated by the Company:

Bank Name:	J.P. Morgan Chase
ABA No.:	021000021
SWIFT:	CHASUS33
Account No.:	131893600
Acct. Holder:	Retrophin INC

3.5	Such funds shall be remitted to the Company prior to 10.00 a.m., New York City time, on the date of Closing.

3.6
Once the Company has received the funds for each Accepted Note, the Company shall instruct the Trustee to release the Accepted Notes being purchased by the Investor to the DTC account specified on such Investor’s signature page hereto, or the Company shall deliver the certificated notes to the Investor, as applicable.

Annex A-2

3.7
Promptly after the execution of this Agreement by the Investor and the Company, the Investor, if it is a QIB, shall direct the broker-dealer at which the account or accounts to be credited with the Notes are maintained, which broker-dealer shall be a DTC participant, to set up a Deposit/Withdrawal at Custodian (“DWAC”), and provide instructions to credit such account or accounts with the Notes by means of an electronic book-entry delivery.  Such DWAC shall indicate the settlement date for the deposit of the Notes, which date shall be provided to the Investor by the Placement Agents.  As described in 3.4 above, once the delivery to the Company of the funds required to pay the purchase price for the Accepted Notes by the Investor has occurred, the Company shall cause the Investor’s account or accounts to be credited with the Notes pursuant to the information contained in the DWAC.

3.8
If the Investor does not remit all or any portion of the purchase price of its Accepted Notes (such Investor, a “Defaulting Investor”) on or prior to the Closing Date as specified above (a “Default” and the unpaid portion of the purchase price, the “Default Amount”), such Defaulting Investor shall be in breach of this Agreement and shall remain liable in respect of such Defaulting Investor’s obligation to fund the Default Amount, and the Company, in its sole discretion, may (but shall not be obligated to):

(a)	extend the time of payment;

(b)
deliver written notice to each Investor who is not a Defaulting Investor (a “Non-Defaulting Investor”) of each such Non-Defaulting Investor’s right (but not obligation) to purchase, within three (3) business days of such notice, a pro rata portion (based upon the aggregate principal amount of the Accepted Notes of each Non-Defaulting Investor) of the Default Amount; provided that, in the event that the Company elects to exercise this clause (b) and the Non-Defaulting Investors collectively offer to purchase some, but not all, of the Notes offered to the Non-Defaulting Investors, the Company may elect, in its sole discretion, to (i) the accept the Non-Defaulting Investors’ offer, or (ii) reject the Non-Defaulting Investors’ offer and exercise one or more other rights of the Company under this Section 3.8 or any other rights and remedies the Company may have against the Defaulting Investor.

Annex A-3

4.	Indemnification.

4.1
The Company and the Investor agree to indemnify and hold harmless the Placement Agents and their respective directors, officers, employees and agents and each person who controls such Placement Agents within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject (including, without limitation, reasonable legal or other expenses incurred in connection with investigating or defending the same) (“Losses”) arising in connection with their role as the Placement Agents, except for Losses resulting from the willful misconduct or gross negligence of such Placement Agents; provided however, that the Investor’s obligations under this sentence shall relate only to Losses arising from (i) any information provided to the Company or the Placement Agents  by the Investor and/or (ii) the breach of any representation or warranty of the Investor made in this Agreement, and in no case shall the Investor’s obligation to indemnify the Placement Agents pursuant to this Section 4.1 exceed the amount of the Investor’s investment in the Notes as indicated on the signature page to this Agreement.  Anything in this agreement to the contrary notwithstanding, in no event shall the Placement Agents be liable for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) even if the Placement Agents have been advised of the likelihood of such loss or damage and regardless of the form of action.

5.	Representations and Warranties of the Company.

The Company hereby represents and warrants to the Investor that:

5.1
The Company has full right, power, authority and capacity required to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the Company’s execution, delivery and performance of this Agreement.  The Company is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties, conduct its business and enter into and perform its obligations under this Agreement.

5.2
The Company has the requisite corporate power and authority required to issue and sell the Securities.  The issuance of the Notes has been duly authorized by the Company and the Notes, when duly executed, authenticated, issued and delivered as provided in the indenture (the “Indenture”) related to the Notes (assuming due authentication of the Notes by the Trustee) and paid for as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity.  The Conversion Shares have been duly authorized by the Company and, when issued upon conversion of the Notes in accordance with the Indenture, the Conversion Shares will be validly issued, fully paid and nonassessable.  The Securities will conform in all material respects to the descriptions thereof in the Private Placement Memorandum.  Neither the Company nor any of its subsidiaries (a) is in violation of its charter or by-laws, partnership agreement or operating agreement or similar organizational documents, (b) is in violation of any law, except for such violation as would not have a Material Adverse Effect (as hereinafter defined) or (c) is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any agreement, contract or other instrument, except for such Default as would not have a Material Adverse Effect.

Annex A-4

5.3
After taking into account the matters relating to the Company’s public filings with the United States Securities and Exchange Commission (the “Commission”) in the Company’s Definitive Proxy Statement on Schedule 14A and on Form 10-K, Form 10-Q and Form 8-K, including any amendments thereto (collectively, the “Exchange Act Filings”), the Exchange Act Filings, the Private Placement Memorandum and the pricing information provided pursuant to this Agreement, taken as a whole, as of the date of the Private Placement Memorandum, as of the date of this Agreement and as of the Closing Date, and any amendments or supplements thereto, as of its date and as of the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, taken as a whole, in light of the circumstances under which they were made, not misleading.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Exchange Act of 1934, as amended.  The financial statements of the Company included in the Exchange Act Filings comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

5.4
Assuming the correctness of the representations and warranties of the Investors set forth in Section 6 hereof and assuming that the Company has not offered or sold any of the Securities by any form of general solicitation or advertising within the meaning of Regulation D under the Securities Act in the United States, the offer and sale of the Securities hereunder is exempt from registration under the Securities Act.  The Company has not distributed and will not distribute prior to the Closing Date any written offering material in connection with the offer and sale of the Securities other than the documents of which this Agreement is a part, the marketing materials provided to potential investors and the Investors and the Exchange Act Filings.  The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company that would bring the offer, issuance or sale of the Securities as contemplated by this Agreement within the registration provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions from registration available under the Securities Act.  Neither the Company nor, to the knowledge of the Company, any person acting on behalf of the Company, has offered or sold any of the Securities by any form of general solicitation or general advertising within the meaning of Regulation D under the Securities Act in the United States.  The Company has offered the Securities on a private placement basis in the United States for sale only to the Investors and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

Annex A-5

5.5
Except as disclosed in the Private Placement Memorandum or any Exchange Act Filings, since March 31, 2014, (i) there has been no material adverse change in the condition, financial or otherwise, or in the net income, business, properties, operations, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change being referred to herein as a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its subsidiaries, considered as one entity, or has entered into any transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or its subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, by any of the Company’s subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

5.6
Except as disclosed in the Private Placement Memorandum or any Exchange Act Filings (i)  the Company owns or possesses the rights to use all patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (including trade secrets and other unpatented and/or unpatentable property or confidential information, systems, processes or procedures) (collectively, “Intellectual Property”) described in the Exchange Act Filings as owned or possessed by it or that are required for the conduct of its business as now conducted as described in the Exchange Act Filings, except where the failure to currently own or possess would not have a material adverse effect upon the condition (financial or otherwise), or in the net income, business, properties, operations, assets, liabilities or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), (ii) to its knowledge, the Company is not infringing, and has not received any written notice of any asserted infringement by the Company of any rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect and (iii) the Company has not received any written notice of, and has no knowledge of, infringement by a third party with respect to any Intellectual Property rights owned by the Company that, individually or in the aggregate, would have a Material Adverse Effect.

Annex A-6

5.7
The Company will use the proceeds from the offering of the Notes in the manner described in the Private Placement Memorandum, including to fund the acquisition of the exclusive rights to sell Thiola® in the United States.

6.	Representations and Warranties of the Investor.

The Investor hereby represents and warrants to the Company and the Placement Agents that:

6.1
The Investor is (a) an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and/or a Qualified Institutional Buyer, or QIBs, as defined in Rule 144A under the Securities Act, (b) aware that the sale of the Securities to it is being made in reliance on a private placement exemption from registration under the Securities Act and (c) acquiring the Securities for its own account or for the account of a QIB or an accredited investor and not with a view to or for distributing or reselling the Securities or any part thereof in violation of the Securities Act or any other applicable securities law, has no present intention of distributing any of the Securities in violation of the Securities Act or any other applicable securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Securities in violation of the Securities Act or any other applicable securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable securities laws).

6.2
The Investor understands and agrees on behalf of itself and, if applicable, on behalf of any investor account for which it is purchasing Securities, and each subsequent holder of Securities by its acceptance thereof will be deemed to agree, that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Securities have not been and will not be registered under the Securities Act and that (a) if it decides to offer, resell, pledge or otherwise transfer any of the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (i) to a person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (ii) pursuant to an exemption from the registration requirements of the Securities Act, including the exemption provided by Rule 144 under the Securities Act (if available), (iii) pursuant to an effective registration statement under the Securities Act, or (iv) to the Company, or one of its subsidiaries, in each of cases (i) through (iv) in accordance with any applicable securities laws of any state of the United States, and that (b) the Investor will, and each subsequent holder is required to, notify any subsequent purchaser of the Securities from it of the resale restrictions referred to in (a) above and will provide the Company and the transfer agent such certificates and other information as they may reasonably require to confirm that any transfer by such Investor of any Securities complies with the foregoing restrictions, if applicable.

Annex A-7

6.3	The Investor understands that the Securities, unless sold in compliance with Rule 144 under the Securities Act, will bear a legend substantially to the following effect:

6.4
THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT ), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO THIS CLAUSE (II) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM THAT ANY SUCH EXEMPTION IS AVAILABLE TO THE HOLDER, (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

6.5	The Investor:

(a)	is able to fend for itself in the transactions contemplated by the Private Placement Memorandum referred to herein;

(b)
has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities, and has so evaluated the merits and risks of such investment; and

Annex A-8

(c)	has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

6.6
The Investor has received a copy of the Private Placement Memorandum and acknowledges that (a) it has conducted its own investigation of the Company and the terms of the Securities and, in conducting its examination, it has not relied on the Placement Agents or on any statements or other information provided by the Placement Agents concerning the Company or the terms of this offering, (b) it has had access to the Company’s Exchange Act Filings and such financial and other information as it has deemed necessary to make its decision to purchase the Securities, and (c) has been offered the opportunity to ask questions of the Company and received answers thereto, as it has deemed necessary in connection with the decision to purchase the Securities.

6.7
The Investor understands that the Company, the Placement Agents and others will rely upon the truth and accuracy of the representations, acknowledgements and agreements of the Investor contained herein and agrees that if any of the representations and acknowledgements deemed to have been made by it or by its purchase of the Securities is no longer accurate, the Investor shall promptly notify the Company and the Placement Agents.  If the Investor is acquiring Securities as a fiduciary or agent for one or more QIB investor accounts, it represents that it has sole investment discretion with respect to each such account, and it has full power to make the foregoing representations, acknowledgements and agreements on behalf of such account.

6.8
The Investor acknowledges that the Placement Agents and its directors, officers, employees, representatives and controlling persons have no responsibility for making any independent investigation of the information contained in the Private Placement Memorandum and make no representation or warranty to the Investor, express or implied, with respect to the Company or the Securities or the accuracy, completeness or adequacy of the Private Placement Memorandum or any publicly available information, nor shall any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to the Investor.

6.9
The Investor acknowledges that (a) such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement, and (b) no action has been or will be taken in any jurisdiction by the Company or the Placement Agents that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities (including any filing of a registration statement), in any jurisdiction where action for that purpose is required, and that such Investor will comply with all applicable laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers Securities.

Annex A-9

6.10
The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes a valid, binding, and enforceable obligation of the Investor, except as the enforceability of the Agreement may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, other similar laws relating to or affecting the rights of creditors generally.

6.11
The entry into and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Investor,  (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in the violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

6.12
The Investor understands that nothing in the Private Placement Memorandum, this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Notes constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Notes and has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Notes.

7.
Survival of Representations, Warranties and Agreements.  Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Securities being purchased and the payment therefor.

8.
Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered (A) if within the domestic United States, by first-class registered or certified mail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) otherwise by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by a nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

Annex A-10

(a)	if to the Company, to:

Retrophin, Inc.
777 Third Avenue
22nd Floor
New York, NY 10017
Attn:  Marc Panoff, CFO

with a copy (which shall not constitute notice) to:

Katten Muchin Rosenman LLP
575 Madison Avenue
New York, NY 10022
Attention:  Evan L. Greebel, Esq.
Fax:  (212) 894-5883

(b)	if to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

9.
Changes.  Except as contemplated herein, this Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor; provided that if such modification or amendment would affect the rights of the Placement Agents under this Agreement, such instrument shall not be effective unless also signed by the Placement Agents.

10.	Headings. The headings of the various sections of this Agreement have been inserted for convenience or reference only and shall not be deemed to be part of this Agreement.

11.
Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12.	Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

13.
Consent to Jurisdiction.  The Company and the Investor hereby irrevocably submit themselves to the exclusive jurisdiction of any state or federal court sitting in New York, New York for any action arising out of, or as a result of, the Agreement.  The parties hereto hereby individually agree that they shall not assert any claim that they are not subject to the jurisdiction of such courts, that the venue is improper, that the forum is inconvenient or any similar objection, claim or argument.  Service of process on any of the parties hereto with regard to any such action may be made by mailing the process to such party to the address of such party specified in Section 8.

Annex A-11

14.
Waiver of Jury Trial.  The Company and the Investor hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15.	Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16.
Third Party Beneficiary.  The Investor acknowledges that the Placement Agents is a third party beneficiary entitled to rely on this Agreement and receive the benefits of the representations, warranties and covenants made by, and the responsibilities of, the Company and the Investor under this Agreement.

Annex A-12